Exhibit 4.6

MOHAWK GROUP HOLDINGS, INC.

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”) is dated as of March 2, 2019 by and among Mohawk Group Holdings, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto as EXHIBIT A (each, individually, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Company, the Investors and certain other parties are parties to that certain Registration Rights Agreement, dated as of April 6, 2018, pursuant to which the Company has an obligation, subject to certain conditions, to register with the Securities and Exchange Commission (the “SEC”) for resale certain outstanding shares of Common Stock of the Company (the “Common Stock”) held by the Investors (the “Registration Rights Agreement”);

WHEREAS, the Company has informed the Investors, on a confidential basis, that the Company intends to file a registration statement on Form S-1 with the SEC with respect to a potential initial public offering of the Common Stock comprised solely of the sale of shares of Common Stock by (or on behalf of) the Company (the “Potential IPO”);

WHEREAS, the Investors wish to facilitate the Potential IPO;

WHEREAS, Section 11(k) of the Registration Rights Agreement provides, among other things, that the provisions of the Registration Rights Agreement may be amended at any time and from time to time with and only with an agreement or consent in writing signed by the Company and the Majority Holders, and that, by the operation of Section 11(k), the Majority Holders may have the right and power to diminish or eliminate all rights of the parties under the Registration Rights Agreement;

WHEREAS, the Investors constitute the Majority Holders;

WHEREAS, the Company and the Investors believe it appropriate to add all other stockholders of the Company to this Agreement; and

WHEREAS, the Company and the Investors desire to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and in reliance on the recitals set forth above, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

ARTICLE 1

AMENDMENT; WAIVER

1.1 Amendment and Restatement of Certain Definitions. The definitions of “Registration Filing Date”, “Registration Effectiveness Date”, “Holder”, and “Permitted Assignee” and Registrable Shares in Section 1 of the Registration Rights Agreement are hereby amended and restated in their entirety as follows:

“Registration Filing Date” means the earliest of: (i) in the event the Company withdraws from the Commission the Company’s registration statement on Form S-1 filed by the Company with the Commission for the proposed initial public offering of the Common Stock (the “Withdrawal”), the date that is 30 days after the date of such Withdrawal; (ii) in the event the Company completes an initial public offering of the Common Stock pursuant to a registration statement on Form S-1 declared effective by the Commission (the “IPO Closing”), the date that is 181 days after the date of the IPO Closing; and (iii) December 31, 2019.

“Registration Effectiveness Date” means the earliest of: (i) in the event of a Withdrawal, the date that is 90 days after the date of the filing of the Registration Statement with the Commission; (ii) in the event of an IPO Closing, the date that is 211 days after the date of the IPO Closing; and (iii) January 31, 2020.

“Holder” means (i) each Purchaser, (ii) each Broker, (iii) each Pre-Merger Stockholder, (iv) each holder of the Merger Shares and (v) all other stockholders of the Company, in each case or any of such person’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Shares directly or indirectly from a Purchaser or from any Permitted Assignee thereof.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member or such party, (e) an entity or trust that is controlled by, controls, or is under common control with a transferor, (f) a party to this Agreement, or (g) any underwriter or investment bank, as to the rights to enforce, at the Company’s expense (including reasonable attorneys’ fees and costs), or waive, in each case in whole or in part in their sole discretion, obligations of Holders under Section 12 of this Agreement, as amended.

“Registrable Shares” means (a) the Offering Shares, (b) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, (c) the Merger Shares, (d) the Pre-Merger Shares, and (e) the shares of Common Stock owned by other Holders party hereto; but, in each case, excluding any otherwise Registrable Shares that (i) have been sold or otherwise transferred other than to a Permitted Assignee, or (ii) may be sold at the time under the Securities Act without restriction, including manner of sale, current information requirements or volume limitations, either pursuant to Rule 144 of the Securities Act or otherwise, during any ninety (90) day period.

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1.2 Waiver. The Investors, on behalf of all of the Holders, hereby waive any right to assert or claim that the Company breached, violated or otherwise failed to comply with the Registration Rights Agreement by virtue of any action or inaction by the Company prior to the date hereof relating to: (a) any failure or purported failure to file the Registration Statement with the Commission on or before the Registration Filing Date (as such term was defined prior to the date of this Amendment), or (b) the Registration Statement not being declared effective by the Commission on or before the Registration Effectiveness Date (as such term was defined prior to the date of this Amendment).

1.3 Lock-Up Release. In the event of an IPO Closing, (a) Katalyst Securities LLC (“Katalyst”) agrees to release, and hereby releases, each holder of Common Stock (each, a “Holder”) that is a party to a lock-up agreement or similar agreement entered into by and among the Company, Katalyst and such Holder on or before March 1, 2019 (each, a “Pre-Existing Lockup Agreement”) from such Holder’s obligations under such Pre-Existing Lockup Agreement beginning on the date that is 181 days after the date of the IPO Closing, and (b) the Company agrees to release each Holder that is a party to a Pre-Existing Lockup Agreement from such Holder’s obligations under such Pre-Existing Lockup Agreement beginning on the date that is 181 days after the date of the IPO Closing, or such longer period as is set forth on Schedule 1, Annex B.

1.4 Amendment to Section 11(k). Section 11(k) of the Registration Rights Agreement is amended and restated in its entirety as follows: “Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to Holder: (i) if the amendment or waiver affects only Holders of Registrable Shares of one category (a), (b), (c), (d), or (e) in the definition of Registrable Shares or changes the relative rights or preferences of such category and not another category or category without the written consent of Holders of a majority of the Registrable Shares of any such category then outstanding; (ii) if the amendment or waiver affects the Holder of Registrable Shares of any such category differently than other Holders of Registrable Shares of such category, without such Holder’s prior written consent; or (iii) if the amendment or waiver would have the effect of shortening the Lock-Up Periods in Schedule 1, Annex B. Subject to subsection (iii) above, each Purchaser, Broker, Holder of Merger Shares and Holder of Pre-Merger Shares acknowledges that, by the operation of this Section, the Majority Holders, or the Holders of a majority of the Registrable Shares of one of such categories, may have the right and power to diminish or eliminate all rights of the Purchaser, Broker, Holder of Merger Shares and Holder of Pre-Merger Shares or other shares of Common Stock under this Agreement. Holders of equity securities of the Company may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this Section 11(k) or any consent or approval of any other Holder, including any Purchaser or Broker.”

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1.5 Amendment to Section 3(a). Section 3(a) of the Registration Rights Agreement is amended to add the following phrase at the end of such sub-section, prior to the parenthetical: “fifth, from all other shares of Common Stock subject to this Agreement, on a pro rata basis among the holders thereof”.

1.6 Lock-up Agreement. The following shall be added as a new Section 12 of the Registration Rights Agreement:

“12. Lock-up Agreement.

(a) Each Holder hereby agrees that, without the prior written consent of the Company, such Holder will not, from the period from the date hereof until the applicable date that is set forth opposite such Holder’s name under the column “Lock-Up Expiration Date” (or any shorter period or periods determined by the Company in its sole discretion) on Annex B hereto (each such period, a “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of shares of Lock-Up Securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

(b) Notwithstanding the foregoing, and subject to the conditions below, the restrictions contained in this Section 12 shall not apply to (i) transactions relating to Lock-Up Securities acquired in open market transactions after the date of the final prospectus supplement related to the public offering of shares of Common Stock (the “Public Offering”) that is filed pursuant to Rule 424(b) of the Securities Act (the “Public Offering Date”); (ii) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a Family Member of such Holder or trust for the direct or indirect benefit of such Holder or any Family Member of such Holder; (iii) transfers of Lock-Up Securities to a charity or educational institution; (iv) if such Holder, directly or indirectly, controls or if the Holder is a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, former shareholder, partner, former partner, member or former member of, or owner of similar equity interests in, such Holder, as the case may be; (v) sales, forfeitures, withholdings or transfers pursuant to a net exercise of shares of Common Stock to cover the payment of the exercise prices or the payment or withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company; (vi) by operation of law (such as pursuant to a qualified domestic order or in connection with a divorce settlement); (vii) transfers to such Holder’s affiliates (as defined in Rule 405 promulgated under the Securities Act) or to any investment fund or other entity controlled or managed by such Holder; and (viii) transfers of Lock-Up Securities to a bona fide third party pursuant to a tender offer or any other

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transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which such Holder agrees to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction or vote any Lock-Up Securities in favor of any such transaction); provided that in the case of any transfer pursuant to the foregoing clauses (ii), (iii), (iv) or (vii), each transferee shall sign and deliver to the Company a lock up agreement containing language substantially similar to the language of this Section 12; provided, further, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except for a Form 5, or with respect to transfers pursuant to clause (v), (vi) or (viii), a filing on Form 4 or other public filing or announcement required to be filed or made if such filing or announcement shall expressly state: in the case of clause (v), that the purpose of such sale, forfeiture, withholding or transfer pursuant to a net exercise of shares of Common Stock was to cover the payment of the exercise price or the payment of taxes; in the case of clause (vi), that such transfer was pursuant to operation of law; and in case of clause (viii), that such transfer was made pursuant to a tender offer or such other applicable transaction; and provided further, that with respect to transfers pursuant to clause (viii), all Lock-Up Securities subject to this Section 12 that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Section 12, and it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this Section 12 shall remain subject to the restrictions herein. Such Holder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Holder’s Lock-Up Securities except in compliance with this Section 12.

(c) If the Holder is an officer or director of the Company, the Company will announce any impending release or waiver of this Section 12 by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Company to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this Section 12(c) will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration, and (ii) the transferee has agreed in writing to be bound by the same terms described in this Section 12 to the extent and for the duration that such terms remain in effect at the time of the transfer.

(d) Notwithstanding the foregoing, and subject to the conditions below, the restrictions contained in this Section 12 shall also not apply to such Holder entering into a written trading plan established pursuant to Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period, provided that (i) no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; and (ii) no filing under the Exchange Act, or other public filing, shall be required or voluntarily made, and no other public announcement shall be made, during the Lock-Up Period in connection with entering into such plan, other than a filing on Form 5 made after the expiration of the Lock-Up Period.

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(e) No provision in Section 12 shall be deemed to restrict or prohibit the exercise, exchange, or conversion by such Holder of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that such Holder does not transfer the Shares acquired on such exercise, exchange, or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Section 12.

(f) Such Holder further understands that the provisions of this Section 12 are irrevocable and shall be binding upon such Holder’s heirs, legal representatives, successors and assigns.

(g) The Lock-Up Periods set forth in this Section 12, including Annex B hereto, shall supersede any lock-up period set forth in a separate lock-up agreement or similar agreement entered into by and among the Company, Katalyst Securities LLC and any holder of Lock-Up Securities on or before March 31, 2019.”

1.7 Annex B. A new Annex B is hereby added to the Registration Agreement in the form of Schedule 1 attached hereto.

ARTICLE 2

GENERAL PROVISIONS

2.1 Capitalized Terms. All capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Registration Rights Agreement.

2.2 Continuing Effectiveness. Except as modified by this Amendment, the Registration Rights Agreement shall remain in full force and effect and no party by virtue of entering into this Amendment is waiving any rights it has under the Registration Rights Agreement, and once this Amendment is executed by the parties hereto, all references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Registration Rights Agreement as modified by this Amendment.

2.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Amendment or any dispute arising out of this Amendment or any matter related hereto shall be brought in the state or federal courts located in the County of New York in the State of New York and, by its execution and delivery of this Amendment, each party to this Amendment accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Amendment.

2.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a portable document format (.pdf) file of an executed signature page, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of a .pdf signature page were an original thereof.

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2.5 Entire Agreement. This Amendment and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

2.6 Permitted Assignees; Third Party Beneficiaries. The Company shall have the right to assign its rights to enforce and waive the obligations set forth in Section 12 of the Registration Rights Agreement, as amended hereby, pursuant to an applicable underwriting agreement, to any underwriter, or investment bank engaged in an offering of securities of the Company, and in such event each underwriter and bank shall be a Permitted Assignee of such rights. Each underwriter and bank shall be deemed an intended third party beneficiary of such rights, with the power to enforce or waive such obligations in whole or in part in their sole discretion.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

THE COMPANY:

MOHAWK GROUP HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Yaniv Sarig
Name:	Yaniv Sarig
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Asher Delug
Name

/s/ Asher Delug
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Asher Maximus I, LLC
Name of Entity

By:	/s/ Asher Delug
Name: Asher Delug
Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

MV II, LLC
Name of Entity

By:	/s/ Lucile S. Yaney
Name: Lucile S. Yaney
Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Yaniv Sarig
Name

/s/ Yaniv Sarig
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:	INVESTOR:

Eric Schwartz	1994, LLC
Name	Name of Entity

/s/ Eric Schwartz	By:	/s/ Eric Schwartz
Signature	Name: Eric Schwartz Title:

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Larisa Storozhenko
Name

/s/ Larisa Storozhenko
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Mihal Chaouat-Fix
Name

/s/ Mihal Chaouat-Fix
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Fabrice Hamaide
Name

/s/ Fabrice Hamaide
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Joseph A. Risico
Name

/s/ Joseph A. Risico
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Pete Datos
Name

/s/ Pete Datos
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Tomer Pascal
Name

/s/ Tomer Pascal
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

INVESTOR:

Roi Zahut
Name

/s/ Roi Zahut
Signature

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

Exhibit A

Schedule of Investors

Investor	Registrable Shares
Asher Delug	9,231,463
Asher Maximus I, LLC	1,699,731
MV II, LLC	8,280,007
Yaniv Sarig	1,679,360
Eric Schwartz	290,822
1994, LLC	1,647,995
Larisa Storozhenko	5,366,147
Mihal Chaouat-Fix	16,958
Fabrice Hamaide	0
Joseph A. Risico	0
Pete Datos	0
Tomer Pascal	0
Roi Zahut	0
TOTAL	28,212,483

A-1

Schedule 1

Annex B

Lock-up Periods

Holder Name	Lock-Up Expiration Date (all references to numbers of Registrable Shares shall be subject to adjustment for stock splits, dividends or other distributions, recapitalizations or similar events)
Asher Delug

•  With respect to 2,307,866 Registrable Shares: The date that is 12 months after the Public Offering Date

•  With respect to an additional 2,307,866 Registrable Shares: The date that is 15 months after the Public Offering Date

•  With respect to an additional 2,307,866 Registrable Shares: The date that is 18 months after the Public Offering Date

•  With respect to all other Lock-up Securities: The date that is 21 months after the Public Offering Date

Asher Maximus I, LLC

•  With respect to 424,933 Registrable Shares: The date that is 12 months after the Public Offering Date

•  With respect to an additional 424,933 Registrable Shares: The date that is 15 months after the Public Offering Date

•  With respect to an additional 424,933 Registrable Shares: The date that is 18 months after the Public Offering Date

•  With respect to all other Lock-up Securities: The date that is 21 months after the Public Offering Date

MV II, LLC

•  With respect to 2,070,002 Registrable Shares: The date that is 12 months after the Public Offering Date

•  With respect to an additional 2,070,002 Registrable Shares: The date that is 15 months after the Public Offering Date

•  With respect to an additional 2,070,002 Registrable Shares: The date that is 18 months after the Public Offering Date

•  With respect to all other Lock-up Securities: The date that is 21 months after the Public Offering Date

A-2

Holder Name	Lock-Up Expiration Date (all references to numbers of Registrable Shares shall be subject to adjustment for stock splits, dividends or other distributions, recapitalizations or similar events)
Dr. Larisa Storozhenko

•  With respect to 1,341,537 Registrable Shares: The date that is 9 months after the Public Offering Date

•  With respect to an additional 1,341,537 Registrable Shares: The date that is 12 months after the Public Offering Date

•  With respect to an additional 1,341,537 Registrable Shares: The date that is 15 months after the Public Offering Date

•  With respect to all other Lock-up Securities: The date that is 18 months after the Public Offering Date

Yaniv Sarig Mihal Chaouat-Fix Fabrice Hamaide Joseph A. Risico Pete Datos Tomer Pascal Roi Zahut	With respect to the shares of Common Stock set forth on Exhibit A to the Amendment: the date that is 12 months after the Public Offering Date

All Other Holders	With respect to all other shares of Common Stock: The date that is 180 days after the Public Offering Date

A-3